Exhibit 99.1

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	January 21, 2021

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES 2020 FOURTH QUARTER

AND FULL-YEAR RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for 2020.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) were $3.52 in the fourth quarter of 2020, compared with $3.60 in the year-earlier quarter and $2.75 in the third quarter of 2020. GAAP-basis net income was $471 million in the recent quarter, $493 million in the final quarter of 2019 and $372 million in the third 2020 quarter. GAAP-basis net income in the fourth quarter of 2020 expressed as an annualized rate of return on average assets and average common shareholders' equity was 1.30% and 12.07%, respectively, compared with 1.60% and 12.95%, respectively, in the corresponding 2019 period and 1.06% and 9.53%, respectively, in the third quarter of 2020.

Darren J. King, M&T’s Executive Vice President and Chief Financial Officer, commented, “In what has been an extremely challenging year, M&T responded quickly and effectively to take on those challenges while continuing to meet the needs of our customers through the extraordinary efforts of our employees.  Although the effects of the pandemic and the low interest rate environment impacted M&T’s financial results in 2020, we were pleased with the growth experienced in the mortgage banking and trust businesses, as well as the role we played in providing our customers the opportunity to participate in the Paycheck Protection Program.”

Earnings Highlights

				Change 4Q20 vs.
($ in millions, except per share data)	4Q20	4Q19	3Q20	4Q19	3Q20

Net income	$471	$493	$372	-4%	27%
Net income available to common shareholders ̶ diluted	$452	$473	$353	-5%	28%
Diluted earnings per common share	$3.52	$3.60	$2.75	-2%	28%
Annualized return on average assets	1.30%	1.60%	1.06%
Annualized return on average common equity	12.07%	12.95%	9.53%

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For the years ended December 31, 2020 and 2019, diluted earnings per common share were $9.94 and $13.75, respectively. GAAP-basis net income in 2020 totaled $1.35 billion, compared with $1.93 billion in 2019. Expressed as a rate of return on average assets and average common shareholders’ equity, GAAP-basis net income in 2020 was 1.00% and 8.72%, respectively, and 1.61% and 12.87%, respectively, in 2019.

Supplemental Reporting of Non-GAAP Results of Operations.  M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature.  The amounts of such “nonoperating” expenses are presented in the tables that accompany this release.  Although “net operating income” as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $3.54 in the final quarter of 2020, compared with $3.62 in the fourth quarter of 2019 and $2.77 in the third quarter of 2020.  Net operating income aggregated $473 million in the recent quarter, $496 million in the fourth quarter of 2019 and $375 million in 2020’s third quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income in the fourth quarter of 2020 was 1.35% and 17.53%, respectively, 1.67% and 19.08%, respectively, in the similar quarter of 2019 and 1.10% and 13.94%, respectively, in the third quarter of 2020.

Diluted net operating earnings per common share for the years ended December 31, 2020 and 2019 were $10.02 and $13.86, respectively. Net operating income in 2020 was $1.36 billion, compared with $1.94 billion in 2019. Net operating income expressed as a rate of return on average tangible assets and average tangible common shareholders’ equity was 1.04% and 12.79%, respectively, in 2020 and 1.69% and 19.08%, respectively, in 2019.

Taxable-equivalent Net Interest Income.  Net interest income expressed on a taxable-equivalent basis totaled $993 million in the recent quarter, compared with $1.01 billion in the fourth quarter of 2019. That decline resulted from a 64 basis point narrowing of the net interest margin, to 3.00% in the fourth quarter of 2020 from 3.64% in the year-earlier quarter, that was partially offset by the impact of a $21.3 billion or 19% increase in average earning assets to $131.9 billion in the recent quarter from $110.6 billion in the final quarter of 2019. In the third quarter of 2020, taxable-equivalent net interest income was $947 million, the net interest margin was 2.95% and average earning assets were $127.7 billion. During the recent quarter, $29 million of interest income was recognized from the accelerated amortization of deferred fees related to payments received on Paycheck

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Protection Program (“PPP”) loans originated by M&T during 2020.  At December 31, 2020 and September 30, 2020, outstanding balances of PPP loans totaled $5.4 billion and $6.5 billion, respectively.  As compared with the final quarter of 2019, the recent quarter’s narrowing of the net interest margin resulted largely from lower yields on loans and deposits held at the Federal Reserve Bank of New York, while the rise in average earning assets reflected higher balances of those same asset types. The improvement in the net interest margin in the recent quarter as compared with 2020’s third quarter reflects a five basis point decline in average rates paid to customers on deposits, while the impacts of accelerated amortization of deferred PPP fees and increased levels of low-yielding balances held at the Federal Reserve Bank of New York were largely offsetting.  Taxable-equivalent net interest income for the full year of 2020 was $3.88 billion and in 2019 was $4.15 billion. The net interest margin was 3.16% in 2020 and 3.84% in 2019.

Taxable-equivalent Net Interest Income

				Change 4Q20 vs.
($ in millions)	4Q20	4Q19	3Q20	4Q19	3Q20

Average earning assets	$131,916	$110,581	$127,689	19%	3%
Net interest income ̶ taxable-equivalent	$993	$1,014	$947	-2%	5%
Net interest margin	3.00%	3.64%	2.95%

Provision for Credit Losses/Asset Quality.  The provision for credit losses totaled $75 million in the fourth quarter of 2020, compared with $54 million in the year-earlier quarter and $150 million in 2020’s third quarter. The provision was $800 million for the year ended December 31, 2020, compared with $176 million in 2019.  The significantly higher level of the provision in 2020 reflected projections of expected credit losses under the provisions of new accounting guidance that became effective on January 1, 2020. Those projections included estimates of the economic impact of the COVID-19 pandemic. Prior to 2020, the provision for credit losses reflected incurred losses only. Net loan charge-offs were $97 million during the recent quarter, compared with $41 million in the final quarter of 2019 and $30 million in the third quarter of 2020. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .39% and .18% in the final quarters of 2020 and 2019, respectively, and .12% in the third quarter of 2020. Net loan charge-offs during 2020 and 2019 aggregated $247 million and $144 million, respectively, representing .26% and .16%, respectively, of average loans outstanding.

Loans classified as nonaccrual rose to $1.89 billion or 1.92% of total loans outstanding at December 31, 2020 from $1.24 billion or 1.26% of total loans at September 30, 2020. That significant increase reflected the continuing impact of the pandemic on borrowers’ ability to make contractual payments on their loans, particularly loans collateralized by hotels.  Of the $653 million rise in nonaccrual loans during the fourth quarter of 2020, $530 million were associated with hotels. Nonaccrual loans outstanding at December 31, 2019 were $963 million or 1.06% of total loans. The adoption of the new accounting guidance previously mentioned resulted in an increase in nonaccrual loans on January 1, 2020 of $171 million. Assets taken in foreclosure of

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defaulted loans were $35 million at December 31, 2020, $86 million at December 31, 2019 and $50 million at September 30, 2020.

Allowance for Credit Losses.  M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance for credit losses totaled $1.74 billion or 1.76% of loans outstanding at December 31, 2020, compared with $1.05 billion or 1.16% at December 31, 2019, $1.76 billion or 1.79% at September 30, 2020 and $1.18 billion or 1.30% as of January 1, 2020 following adoption of the current expected credit loss accounting rules. The adoption of the amended accounting guidance resulted in an increase to the allowance of $132 million on January 1, 2020. The allowance at December 31, 2020 and September 30, 2020 represented 1.86% and 1.91%, respectively, of total loans on those dates, excluding outstanding balances of PPP loans.

Asset Quality Metrics
				Change 4Q20 vs.
($ in millions)	4Q20	4Q19	3Q20	4Q19	3Q20

At end of quarter
Nonaccrual loans	$1,893	$963	$1,240	97%	53%
Real estate and other foreclosed assets	$35	$86	$50	-60%	-30%
Total nonperforming assets	$1,928	$1,049	$1,290	84%	49%
Accruing loans past due 90 days or more (1)	$859	$519	$527	66%	63%
Nonaccrual loans as % of loans outstanding	1.92%	1.06%	1.26%

Allowance for credit losses	$1,736	$1,051	$1,759	65%	-1%
Allowance for credit losses as % of loans outstanding	1.76%	1.16%	1.79%

For the period
Provision for credit losses	$75	$54	$150	39%	-50%
Net charge-offs	$97	$41	$30	135%	227%
Net charge-offs as % of average loans (annualized)	.39%	.18%	.12%

(1)	Predominantly government-guaranteed residential real estate loans. Prior to 2020, excludes loans acquired at a discount.

Noninterest Income and Expense.  Noninterest income was $551 million in the fourth quarter of 2020 and $521 million in each of the year-earlier quarter and the third quarter of 2020. The improvement when compared with the final 2019 quarter resulted largely from a $30 million distribution from Bayview Lending Group LLC and higher mortgage banking revenues. Partially offsetting those factors were declines in service charges on deposit accounts, loan syndication fees and trading account and foreign exchange gains. The higher income in the recent quarter as compared with the third quarter of 2020 predominantly reflects the distribution from Bayview Lending Group LLC and increased commercial mortgage banking revenues, partially offset by a decline in residential mortgage banking revenues.

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Noninterest Income

				Change 4Q20 vs.
($ in millions)	4Q20	4Q19	3Q20	4Q19	3Q20

Mortgage banking revenues	$140	$118	$153	19%	-8%
Service charges on deposit accounts	96	111	91	-14%	5%
Trust income	151	151	150	—	1%
Brokerage services income	12	12	12	3%	5%
Trading account and foreign exchange gains	7	17	4	-57%	79%
Gain (loss) on bank investment securities	2	(6)	3	—	-42%
Other revenues from operations	143	118	108	21%	33%
Total	$551	$521	$521	6%	6%

Noninterest income improved to $2.09 billion in 2020 from $2.06 billion in 2019. A 24% rise in mortgage banking revenues, higher trust income and increased income from Bayview Lending Group LLC were partially offset by declines in service charges on deposit accounts, trading account and foreign exchange gains and loan syndication fees.

Noninterest expense totaled $845 million in the final quarter of 2020, compared with $824 million in the corresponding quarter of 2019 and $827 million in the third quarter of 2020.  Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets, noninterest operating expenses were $842 million in the recent quarter, $819 million in the fourth quarter of 2019 and $823 million in 2020’s third quarter. Significant factors contributing to the higher level of noninterest expenses in the recent quarter as compared with the year-earlier quarter were higher costs for salaries and employee benefits, changes in the valuation allowance for capitalized residential mortgage servicing rights and $14 million of expenses related to the planned transition of the support for M&T’s retail brokerage and advisory business to the platform of LPL Financial, partially offset by lower costs for professional and outside services, advertising and marketing, and travel and entertainment. The valuation allowance for capitalized residential mortgage servicing rights was increased by $3 million in the fourth quarter of 2020, compared with a reduction in the allowance of $16 million in the final 2019 quarter.  When compared with the third quarter of 2020, the recent quarter increase in noninterest expenses largely reflected expenses for the retail brokerage and advisory business support transition and higher costs for advertising and marketing.

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Noninterest Expense

				Change 4Q20 vs.
($ in millions)	4Q20	4Q19	3Q20	4Q19	3Q20

Salaries and employee benefits	$476	$469	$479	1%	-1%
Equipment and net occupancy	84	83	81	2%	4%
Outside data processing and software	68	62	65	10%	5%
FDIC assessments	15	12	12	22%	25%
Advertising and marketing	18	27	12	-34%	50%
Printing, postage and supplies	9	10	9	-12%	-12%
Amortization of core deposit and other intangible assets	3	4	4	-27%	-20%
Other costs of operations	172	157	165	10%	4%
Total	$845	$824	$827	3%	2%

For the year ended December 31, 2020, noninterest expense aggregated $3.39 billion, compared with $3.47 billion in 2019. Noninterest operating expenses were $3.37 billion and $3.45 billion in 2020 and 2019, respectively. Contributing to the lower level of such expenses in 2020 were decreased costs for professional and outside services, legal-related matters, advertising and marketing, travel and entertainment, and a $48 million charge in the second quarter of 2019 associated with the sale of an equity investment in an asset manager. Those factors were partially offset by higher costs for salaries and employee benefits, outside data processing and software, increases to the valuation allowance for capitalized residential mortgage servicing rights and the transition expenses noted earlier.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues.  M&T's efficiency ratio was 54.6% in the fourth quarter of 2020, 53.1% in the year-earlier quarter and 56.2% in the third quarter of 2020. The efficiency ratio for the full year 2020 was 56.3%, compared with 55.7% in 2019.

Balance Sheet.  M&T had total assets of $142.6 billion at December 31, 2020, compared with $119.9 billion and $138.6 billion at December 31, 2019 and September 30, 2020, respectively. Loans and leases, net of unearned discount, were $98.5 billion at December 31, 2020, up from $90.9 billion at December 31, 2019 and $98.4 billion at September 30, 2020. The increase in total loans and leases at the recent quarter-end as compared with the fourth quarter of 2019 was driven largely by growth in commercial loans of $3.7 billion and commercial real estate loans of $2.1 billion. The commercial loan growth reflects loans originated as part of the PPP, which totaled $5.4 billion at December 31, 2020. Total deposits rose to $119.8 billion at the recent quarter-end, compared with $94.8 billion at December 31, 2019 and $115.2 billion at September 30, 2020. The higher levels of deposits at the two most recent quarter-ends as compared with December 31, 2019 reflect increased commercial and consumer deposits, as well as higher deposits associated with residential mortgage servicing activities.

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Total shareholders' equity was $16.2 billion, or 11.35% of total assets at December 31, 2020, $15.7 billion, or 13.11% at December 31, 2019 and $16.1 billion, or 11.61% at September 30, 2020. Common shareholders' equity was $14.9 billion, or $116.39 per share, at December 31, 2020, compared with $14.5 billion, or $110.78 per share, a year-earlier and $14.9 billion, or $115.75 per share, at September 30, 2020. Tangible equity per common share was $80.52 at December 31, 2020, $75.44 at December 31, 2019 and $79.85 at September 30, 2020. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances.  M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 10.0% at December 31, 2020, up from 9.81% three months earlier and 9.73% at December 31, 2019.

Conference Call.  Investors will have an opportunity to listen to M&T's conference call to discuss fourth quarter financial results today at 11:00 a.m. Eastern Time.  Those wishing to participate in the call may dial

(877) 780-2276.  International participants, using any applicable international calling codes, may dial

(973) 582-2700.  Callers should reference M&T Bank Corporation or the conference ID #1884289.  The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Thursday, January 28, 2021 by calling (800) 585-8367, or (404) 537-3406 for international participants, and by making reference to the ID #1884289.  The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

M&T is a financial holding company headquartered in Buffalo, New York.  M&T's principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia.  Trust-related services are provided by M&T's Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements.  This news release and related conference call may contain forward-looking statements that are based on current expectations, estimates and projections about M&T's business, management's beliefs and assumptions made by management.  Any statement that does not describe historical or current facts is a forward-looking statement, including statements regarding the potential effects of the Coronavirus Disease 2019 (“COVID-19”) pandemic on M&T’s business, financial condition, liquidity and results of operations. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock

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price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; risks and uncertainties relating to the impact of the COVID-19 pandemic; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation or regulation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements.  In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

Further, statements about the potential effects of the COVID-19 pandemic on M&T’s business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T’s control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on customers, clients, third parties and M&T.

M&T provides further detail regarding these risks and uncertainties in its 2019 Form 10-K and subsequent Form 10-Qs, including in the respective Risk Factors sections of such reports, as well as in subsequent SEC filings. Forward-looking statements speak only as of the date made, and M&T does not assume any duty and does not undertake to update forward-looking statements.

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Financial Highlights

	Three months ended			Year ended
	December 31			December 31
Amounts in thousands, except per share	2020	2019	Change	2020	2019	Change
Performance
Net income	$471,140	493,066	-4%	$1,353,152	1,929,149	-30%
Net income available to common shareholders	451,869	473,372	-5%	1,279,068	1,849,511	-31%
Per common share:
Basic earnings	$3.52	3.60	-2%	$9.94	13.76	-28%
Diluted earnings	3.52	3.60	-2%	9.94	13.75	-28%
Cash dividends	$1.10	1.10	—	$4.40	4.10	7%
Common shares outstanding:
Average - diluted (1)	128,379	131,549	-2%	128,704	134,462	-4%
Period end (2)	128,333	130,589	-2%	128,333	130,589	-2%
Return on (annualized):
Average total assets	1.30%	1.60%		1.00%	1.61%
Average common shareholders' equity	12.07%	12.95%		8.72%	12.87%
Taxable-equivalent net interest income	$993,252	1,014,225	-2%	$3,883,605	4,153,127	-6%
Yield on average earning assets	3.15%	4.27%		3.43%	4.53%
Cost of interest-bearing liabilities	.25%	.97%		.43%	1.05%
Net interest spread	2.90%	3.30%		3.00%	3.48%
Contribution of interest-free funds	.10%	.34%		.16%	.36%
Net interest margin	3.00%	3.64%		3.16%	3.84%
Net charge-offs to average total net loans (annualized)	.39%	.18%		.26%	.16%
Net operating results (3)
Net operating income	$473,453	496,237	-5%	$1,364,145	1,943,508	-30%
Diluted net operating earnings per common share	3.54	3.62	-2%	10.02	13.86	-28%
Return on (annualized):
Average tangible assets	1.35%	1.67%		1.04%	1.69%
Average tangible common equity	17.53%	19.08%		12.79%	19.08%
Efficiency ratio	54.6%	53.1%		56.3%	55.7%

	At December 31
Loan quality	2020	2019	Change
Nonaccrual loans	$1,893,299	963,112	97%
Real estate and other foreclosed assets	34,668	85,646	-60%
Total nonperforming assets	$1,927,967	1,048,758	84%
Accruing loans past due 90 days or more (4)	$859,208	518,728	66%
Government guaranteed loans included in totals above:
Nonaccrual loans	$48,820	50,891	-4%
Accruing loans past due 90 days or more	798,121	479,829	66%
Renegotiated loans	$238,994	234,424	2%
Accruing loans acquired at a discount past due 90 days or more (5)	N/A	39,632	—
Purchased impaired loans (6):
Outstanding customer balance	N/A	415,413	—
Carrying amount	N/A	227,545	—
Nonaccrual loans to total net loans	1.92%	1.06%
Allowance for credit losses to total loans	1.76%	1.16%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 16.

(4)	Predominantly residential real estate loans. Prior to 2020, excludes loans acquired at a discount.
(5)	Prior to 2020, loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Prior to 2020, accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Amounts in thousands, except per share	2020	2020	2020	2020	2019
Performance
Net income	$471,140	372,136	241,054	268,822	493,066
Net income available to common shareholders	451,869	353,400	223,099	250,701	473,372
Per common share:
Basic earnings	$3.52	2.75	1.74	1.93	3.60
Diluted earnings	3.52	2.75	1.74	1.93	3.60
Cash dividends	$1.10	1.10	1.10	1.10	1.10
Common shares outstanding:
Average - diluted (1)	128,379	128,355	128,333	129,755	131,549
Period end (2)	128,333	128,303	128,294	128,282	130,589
Return on (annualized):
Average total assets	1.30%	1.06%	.71%	.90%	1.60%
Average common shareholders' equity	12.07%	9.53%	6.13%	7.00%	12.95%
Taxable-equivalent net interest income	$993,252	947,114	961,371	981,868	1,014,225
Yield on average earning assets	3.15%	3.13%	3.38%	4.18%	4.27%
Cost of interest-bearing liabilities	.25%	.30%	.40%	.83%	.97%
Net interest spread	2.90%	2.83%	2.98%	3.35%	3.30%
Contribution of interest-free funds	.10%	.12%	.15%	.30%	.34%
Net interest margin	3.00%	2.95%	3.13%	3.65%	3.64%
Net charge-offs to average total net loans (annualized)	.39%	.12%	.29%	.22%	.18%
Net operating results (3)
Net operating income	$473,453	375,029	243,958	271,705	496,237
Diluted net operating earnings per common share	3.54	2.77	1.76	1.95	3.62
Return on (annualized):
Average tangible assets	1.35%	1.10%	.74%	0.94%	1.67%
Average tangible common equity	17.53%	13.94%	9.04%	10.39%	19.08%
Efficiency ratio	54.6%	56.2%	55.7%	58.9%	53.1%

	December 31,	September 30,	June 30,	March 31,	December 31,
Loan quality	2020	2020	2020	2020	2019
Nonaccrual loans	$1,893,299	1,239,972	1,156,650	1,061,748	963,112
Real estate and other foreclosed assets	34,668	49,872	66,763	83,605	85,646
Total nonperforming assets	$1,927,967	1,289,844	1,223,413	1,145,353	1,048,758
Accruing loans past due 90 days or more (4)	$859,208	527,258	535,755	530,317	518,728
Government guaranteed loans included in totals above:
Nonaccrual loans	$48,820	45,975	51,165	50,561	50,891
Accruing loans past due 90 days or more	798,121	505,446	454,269	464,243	479,829
Renegotiated loans	$238,994	242,581	234,768	232,439	234,424
Accruing loans acquired at a discount past due 90 days or more (5)	N/A	N/A	N/A	N/A	39,632
Purchased impaired loans (6):
Outstanding customer balance	N/A	N/A	N/A	N/A	415,413
Carrying amount	N/A	N/A	N/A	N/A	227,545
Nonaccrual loans to total net loans	1.92%	1.26%	1.18%	1.13%	1.06%
Allowance for credit losses to total loans	1.76%	1.79%	1.68%	1.47%	1.16%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.

(4)	Predominantly residential real estate loans. Prior to 2020, excludes loans acquired at a discount.
(5)	Prior to 2020, loans acquired at a discount that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Prior to 2020, accruing loans acquired at a discount that were impaired at acquisition date and recorded at fair value.

11-11-11-11-11

M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended			Year ended
	December 31			December 31
Dollars in thousands	2020	2019	Change	2020	2019	Change
Interest income	$1,038,890	1,185,902	-12%	$4,192,712	4,879,593	-14%
Interest expense	49,610	177,069	-72	326,395	749,329	-56
Net interest income	989,280	1,008,833	-2	3,866,317	4,130,264	-6
Provision for credit losses	75,000	54,000	39	800,000	176,000	355
Net interest income after provision for credit losses	914,280	954,833	-4	3,066,317	3,954,264	-22
Other income
Mortgage banking revenues	140,441	118,134	19	566,641	457,770	24
Service charges on deposit accounts	95,817	110,987	-14	370,788	432,978	-14
Trust income	151,314	151,525	—	601,884	572,608	5
Brokerage services income	12,234	11,891	3	47,428	48,922	-3
Trading account and foreign exchange gains	7,204	16,717	-57	40,536	62,044	-35
Gain (loss) on bank investment securities	1,619	(6,452)	—	(9,421)	18,037	—
Other revenues from operations	142,621	118,238	21	470,588	469,320	—
Total other income	551,250	521,040	6	2,088,444	2,061,679	1
Other expense
Salaries and employee benefits	476,110	469,080	1	1,950,692	1,900,797	3
Equipment and net occupancy	84,228	82,892	2	322,037	324,079	-1
Outside data processing and software	68,034	61,720	10	258,480	229,731	13
FDIC assessments	15,204	12,431	22	53,803	41,535	30
Advertising and marketing	17,832	27,063	-34	61,904	93,472	-34
Printing, postage and supplies	8,335	9,513	-12	39,869	39,893	—
Amortization of core deposit and other intangible assets	3,129	4,305	-27	14,869	19,490	-24
Other costs of operations	172,136	156,679	10	683,586	819,685	-17
Total other expense	845,008	823,683	3	3,385,240	3,468,682	-2
Income before income taxes	620,522	652,190	-5	1,769,521	2,547,261	-31
Applicable income taxes	149,382	159,124	-6	416,369	618,112	-33
Net income	$471,140	493,066	-4%	$1,353,152	1,929,149	-30%

12-12-12-12-12

M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in thousands	2020	2020	2020	2020	2019
Interest income	$1,038,890	1,001,161	1,032,242	1,120,419	1,185,902
Interest expense	49,610	58,066	75,105	143,614	177,069
Net interest income	989,280	943,095	957,137	976,805	1,008,833
Provision for credit losses	75,000	150,000	325,000	250,000	54,000
Net interest income after provision for credit losses	914,280	793,095	632,137	726,805	954,833
Other income
Mortgage banking revenues	140,441	153,267	145,024	127,909	118,134
Service charges on deposit accounts	95,817	91,355	77,455	106,161	110,987
Trust income	151,314	149,937	151,882	148,751	151,525
Brokerage services income	12,234	11,602	10,463	13,129	11,891
Trading account and foreign exchange gains	7,204	4,026	8,290	21,016	16,717
Gain (loss) on bank investment securities	1,619	2,773	6,969	(20,782)	(6,452)
Other revenues from operations	142,621	107,601	87,190	133,176	118,238
Total other income	551,250	520,561	487,273	529,360	521,040
Other expense
Salaries and employee benefits	476,110	478,897	458,842	536,843	469,080
Equipment and net occupancy	84,228	81,080	77,089	79,640	82,892
Outside data processing and software	68,034	64,660	61,376	64,410	61,720
FDIC assessments	15,204	12,121	14,207	12,271	12,431
Advertising and marketing	17,832	11,855	9,842	22,375	27,063
Printing, postage and supplies	8,335	9,422	11,260	10,852	9,513
Amortization of core deposit and other intangible assets	3,129	3,914	3,913	3,913	4,305
Other costs of operations	172,136	164,825	170,513	176,112	156,679
Total other expense	845,008	826,774	807,042	906,416	823,683
Income before income taxes	620,522	486,882	312,368	349,749	652,190
Applicable income taxes	149,382	114,746	71,314	80,927	159,124
Net income	$471,140	372,136	241,054	268,822	493,066

13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	December 31
Dollars in thousands	2020	2019	Change
ASSETS
Cash and due from banks	$1,552,743	1,432,805	8%
Interest-bearing deposits at banks	23,663,810	7,190,154	229
Federal funds sold	—	3,500	—
Trading account	1,068,581	470,129	127
Investment securities	7,045,697	9,497,251	-26
Loans and leases:
Commercial, financial, etc.	27,574,564	23,838,168	16
Real estate - commercial	37,637,889	35,541,914	6
Real estate - consumer	16,752,993	16,156,094	4
Consumer	16,570,421	15,386,693	8
Total loans and leases, net of unearned discount	98,535,867	90,922,869	8
Less: allowance for credit losses	1,736,387	1,051,071	65
Net loans and leases	96,799,480	89,871,798	8
Goodwill	4,593,112	4,593,112	—
Core deposit and other intangible assets	14,165	29,034	-51
Other assets	7,863,517	6,784,974	16
Total assets	$142,601,105	119,872,757	19%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$47,572,884	32,396,407	47%
Interest-bearing deposits	71,580,750	60,689,618	18
Deposits at Cayman Islands office	652,104	1,684,044	-61
Total deposits	119,805,738	94,770,069	26
Short-term borrowings	59,482	62,363	-5
Accrued interest and other liabilities	2,166,409	2,337,490	-7
Long-term borrowings	4,382,193	6,986,186	-37
Total liabilities	126,413,822	104,156,108	21
Shareholders' equity:
Preferred	1,250,000	1,250,000	—
Common	14,937,283	14,466,649	3
Total shareholders' equity	16,187,283	15,716,649	3
Total liabilities and shareholders' equity	$142,601,105	119,872,757	19%

14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	December 31,	September 30,	June 30,	March 31,	December 31,
Dollars in thousands	2020	2020	2020	2020	2019
ASSETS
Cash and due from banks	$1,552,743	1,489,232	1,354,815	1,298,192	1,432,805
Interest-bearing deposits at banks	23,663,810	20,197,937	20,888,341	8,896,307	7,190,154
Federal funds sold	—	—	—	—	3,500
Trading account	1,068,581	1,215,573	1,293,534	1,224,291	470,129
Investment securities	7,045,697	7,723,004	8,454,344	8,956,590	9,497,251
Loans and leases:
Commercial, financial, etc.	27,574,564	27,891,648	29,203,862	26,243,648	23,838,168
Real estate - commercial	37,637,889	37,582,084	37,159,451	36,684,106	35,541,914
Real estate - consumer	16,752,993	16,663,708	15,611,462	15,643,014	16,156,094
Consumer	16,570,421	16,309,608	15,782,773	15,571,507	15,386,693
Total loans and leases, net of unearned discount	98,535,867	98,447,048	97,757,548	94,142,275	90,922,869
Less: allowance for credit losses	1,736,387	1,758,505	1,638,236	1,384,366	1,051,071
Net loans and leases	96,799,480	96,688,543	96,119,312	92,757,909	89,871,798
Goodwill	4,593,112	4,593,112	4,593,112	4,593,112	4,593,112
Core deposit and other intangible assets	14,165	17,294	21,208	25,121	29,034
Other assets	7,863,517	6,702,048	6,812,303	6,826,311	6,784,974
Total assets	$142,601,105	138,626,743	139,536,969	124,577,833	119,872,757

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$47,572,884	44,201,670	45,397,843	35,554,715	32,396,407
Interest-bearing deposits	71,580,750	70,061,680	68,701,832	63,410,672	60,689,618
Deposits at Cayman Islands office	652,104	899,989	868,284	1,217,921	1,684,044
Total deposits	119,805,738	115,163,339	114,967,959	100,183,308	94,770,069
Short-term borrowings	59,482	46,123	52,298	59,180	62,363
Accrued interest and other liabilities	2,166,409	1,857,383	2,250,316	2,198,116	2,337,490
Long-term borrowings	4,382,193	5,458,885	6,321,291	6,321,435	6,986,186
Total liabilities	126,413,822	122,525,730	123,591,864	108,762,039	104,156,108
Shareholders' equity:
Preferred	1,250,000	1,250,000	1,250,000	1,250,000	1,250,000
Common	14,937,283	14,851,013	14,695,105	14,565,794	14,466,649
Total shareholders' equity	16,187,283	16,101,013	15,945,105	15,815,794	15,716,649
Total liabilities and shareholders' equity	$142,601,105	138,626,743	139,536,969	124,577,833	119,872,757

15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Year ended
	December 31,		December 31,		September 30,		December 31, 2020 from		December 31,				Change
Dollars in millions	2020		2019		2020		December 31,	September 30,	2020		2019		in
	Balance	Rate	Balance	Rate	Balance	Rate	2019	2020	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$22,206	.10%	8,944	1.65%	16,440	.10%	148%	35%	$15,329	.21%	6,783	2.08%	126%
Federal funds sold and agreements
to resell securities	3,799	.12	1,279	1.68	5,113	.13	197	-26	2,717	.26	327	1.68	—
Trading account	50	1.97	70	4.36	50	1.62	-30	—	53	2.10	68	2.72	-22
Investment securities	7,195	2.25	10,044	2.51	7,876	1.95	-28	-9	8,165	2.16	11,550	2.50	-29
Loans and leases, net of unearned
discount
Commercial, financial, etc.	27,713	3.56	23,548	4.36	28,333	3.05	18	-2	27,520	3.42	23,306	4.80	18
Real estate - commercial	37,707	4.15	35,039	5.06	37,243	4.19	8	1	36,986	4.39	34,885	5.21	6
Real estate - consumer	16,761	3.56	16,330	4.15	16,558	3.69	3	1	16,215	3.82	16,665	4.25	-3
Consumer	16,485	4.78	15,327	5.26	16,076	4.76	8	3	15,884	4.92	14,638	5.43	9
Total loans and leases, net	98,666	4.01	90,244	4.77	98,210	3.89	9	—	96,605	4.13	89,494	4.99	8
Total earning assets	131,916	3.15	110,581	4.27	127,689	3.13	19	3	122,869	3.43	108,222	4.53	14
Goodwill	4,593		4,593		4,593		—	—	4,593		4,593		—
Core deposit and other intangible
assets	16		31		19		-50	-19	21		38		-44
Other assets	8,038		7,349		7,880		9	2	7,997		6,731		19
Total assets	$144,563		122,554		140,181		18%	3%	$135,480		119,584		13%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking
deposits	$69,133	.11	57,103	.66	65,848	.14	21%	5%	$63,590	.23	54,610	.67	16%
Time deposits	4,113	.97	6,015	1.58	4,715	1.22	-32	-13	4,960	1.34	6,309	1.51	-21
Deposits at Cayman Islands
office	826	.11	1,716	1.14	957	.10	-52	-14	1,117	.36	1,367	1.60	-18
Total interest-bearing
deposits	74,072	.16	64,834	.76	71,520	.21	14	4	69,667	.31	62,286	.78	12
Short-term borrowings	64	.01	675	1.86	62	.01	-91	3	62	.05	1,059	2.34	-94
Long-term borrowings	5,294	1.47	6,941	2.83	5,499	1.51	-24	-4	5,803	1.88	7,703	3.11	-25
Total interest-bearing liabilities	79,430	.25	72,450	.97	77,081	.30	10	3	75,532	.43	71,048	1.05	6
Noninterest-bearing deposits	46,904		32,069		44,786		46	5	41,683		30,763		35
Other liabilities	2,016		2,203		2,241		-8	-10	2,274		2,055		11
Total liabilities	128,350		106,722		124,108		20	3	119,489		103,866		15
Shareholders' equity	16,213		15,832		16,073		2	1	15,991		15,718		2
Total liabilities and
shareholders' equity	$144,563		122,554		140,181		18%	3%	$135,480		119,584		13%

Net interest spread		2.90		3.30		2.83				3.00		3.48
Contribution of interest-free funds		.10		.34		.12				.16		.36
Net interest margin		3.00%		3.64%		2.95%				3.16%		3.84%

16-16-16-16-16

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Year ended
	December 31		December 31
	2020	2019	2020	2019
Income statement data
In thousands, except per share
Net income
Net income	$471,140	493,066	1,353,152	1,929,149
Amortization of core deposit and other intangible assets (1)	2,313	3,171	10,993	14,359
Net operating income	$473,453	496,237	1,364,145	1,943,508

Earnings per common share
Diluted earnings per common share	$3.52	3.60	9.94	13.75
Amortization of core deposit and other intangible assets (1)	.02	.02	.08	.11
Diluted net operating earnings per common share	$3.54	3.62	10.02	13.86

Other expense
Other expense	$845,008	823,683	3,385,240	3,468,682
Amortization of core deposit and other intangible assets	(3,129)	(4,305)	(14,869)	(19,490)
Noninterest operating expense	$841,879	819,378	3,370,371	3,449,192
Efficiency ratio
Noninterest operating expense (numerator)	$841,879	819,378	3,370,371	3,449,192
Taxable-equivalent net interest income	993,252	1,014,225	3,883,605	4,153,127
Other income	551,250	521,040	2,088,444	2,061,679
Less: Gain (loss) on bank investment securities	1,619	(6,452)	(9,421)	18,037
Denominator	$1,542,883	1,541,717	5,981,470	6,196,769
Efficiency ratio	54.6%	53.1%	56.3%	55.7%
Balance sheet data
In millions
Average assets
Average assets	$144,563	122,554	135,480	119,584
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(16)	(31)	(21)	(38)
Deferred taxes	4	8	5	10
Average tangible assets	$139,958	117,938	130,871	114,963
Average common equity
Average total equity	$16,213	15,832	15,991	15,718
Preferred stock	(1,250)	(1,250)	(1,250)	(1,272)
Average common equity	14,963	14,582	14,741	14,446
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(16)	(31)	(21)	(38)
Deferred taxes	4	8	5	10
Average tangible common equity	$10,358	9,966	10,132	9,825
At end of quarter
Total assets
Total assets	$142,601	119,873
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(14)	(29)
Deferred taxes	4	7
Total tangible assets	$137,998	115,258
Total common equity
Total equity	$16,187	15,717
Preferred stock	(1,250)	(1,250)
Common equity	14,937	14,467
Goodwill	(4,593)	(4,593)
Core deposit and other intangible assets	(14)	(29)
Deferred taxes	4	7
Total tangible common equity	$10,334	9,852

(1)	After any related tax effect.

17-17-17-17-17

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Income statement data
In thousands, except per share
Net income
Net income	$471,140	372,136	241,054	268,822	493,066
Amortization of core deposit and other intangible assets (1)	2,313	2,893	2,904	2,883	3,171
Net operating income	$473,453	375,029	243,958	271,705	496,237

Earnings per common share
Diluted earnings per common share	$3.52	2.75	1.74	1.93	3.60
Amortization of core deposit and other intangible assets (1)	.02	.02	.02	.02	.02
Diluted net operating earnings per common share	$3.54	2.77	1.76	1.95	3.62

Other expense
Other expense	$845,008	826,774	807,042	906,416	823,683
Amortization of core deposit and other intangible assets	(3,129)	(3,914)	(3,913)	(3,913)	(4,305)
Noninterest operating expense	$841,879	822,860	803,129	902,503	819,378
Efficiency ratio
Noninterest operating expense (numerator)	$841,879	822,860	803,129	902,503	819,378
Taxable-equivalent net interest income	993,252	947,114	961,371	981,868	1,014,225
Other income	551,250	520,561	487,273	529,360	521,040
Less: Gain (loss) on bank investment securities	1,619	2,773	6,969	(20,782)	(6,452)
Denominator	$1,542,883	1,464,902	1,441,675	1,532,010	1,541,717
Efficiency ratio	54.6%	56.2%	55.7%	58.9%	53.1%
Balance sheet data
In millions
Average assets
Average assets	$144,563	140,181	136,446	120,585	122,554
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(16)	(19)	(23)	(27)	(31)
Deferred taxes	4	5	6	7	8
Average tangible assets	$139,958	135,574	131,836	115,972	117,938
Average common equity
Average total equity	$16,213	16,073	15,953	15,720	15,832
Preferred stock	(1,250)	(1,250)	(1,250)	(1,250)	(1,250)
Average common equity	14,963	14,823	14,703	14,470	14,582
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(16)	(19)	(23)	(27)	(31)
Deferred taxes	4	5	6	7	8
Average tangible common equity	$10,358	10,216	10,093	9,857	9,966
At end of quarter
Total assets
Total assets	$142,601	138,627	139,537	124,578	119,873
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(14)	(17)	(21)	(25)	(29)
Deferred taxes	4	4	5	6	7
Total tangible assets	$137,998	134,021	134,928	119,966	115,258
Total common equity
Total equity	$16,187	16,101	15,945	15,816	15,717
Preferred stock	(1,250)	(1,250)	(1,250)	(1,250)	(1,250)
Common equity	14,937	14,851	14,695	14,566	14,467
Goodwill	(4,593)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(14)	(17)	(21)	(25)	(29)
Deferred taxes	4	4	5	6	7
Total tangible common equity	$10,334	10,245	10,086	9,954	9,852

(1)	After any related tax effect.